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                                                                   Exhibit 10.21

                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

            THIS AMENDMENT (this "Amendment") dated as of January 9, 2004 by and between QUINTILES TRANSNATIONAL CORP., a North Carolina corporation (the "Company") and Michael Mortimer ("Executive").

            WHEREAS, the Company and Executive have entered into that certain Executive Employment Agreement, dated as of June 1, 2003 (the "Agreement"); and

            WHEREAS, the Company and Executive desire to amend the Agreement to reflect the acquisition of the Company on September 25, 2003 by Pharma Services Holding, Inc., a Delaware Corporation ("Pharma") pursuant to that certain Agreement and Plan of Merger, dated as of April 10, 2003 by and among the Company, Pharma and Pharma Services Acquisition Corp., a North Carolina corporation and wholly-owned subsidiary of Pharma.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements and the representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Agreement shall be amended as follows, effective as of September 25, 2003:

1. Section 2 of the Agreement shall be amended by deleting the phrase "reporting directly to the Chairman," in the first sentence thereof and by adding the following sentence to the end of the first paragraph thereof:

      Executive shall also serve, without additional compensation, in such other officer and director positions of Affiliates to which he may be appointed.

2. Section 3.1 of the Agreement shall be amended to replace "$350,000" with "$400,000".

3.    Section 3.2 of the Agreement shall be amended to read as follows:

            3.2 ANNUAL CASH BONUS PLAN. Executive may participate on a basis commensurate with his position as a senior executive officer, as determined by the Company, in the Company's annual cash bonus plan which may be made available from time to time to Company executives; provided, however, that Executive's participation is subject to the applicable terms, conditions and eligibility requirements of the plan documents, some of which are within the plan administrator's discretion, as they may exist from time to time.

4.    Section 5.2 shall be amended to read as follows:

            5.2 If the Company terminates Executive's employment pursuant to
Section 4.1 (notice of non-renewal) or 4.2 (without cause), or if Executive terminates

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Executive's employment pursuant to Section 4.4 (breach of Agreement), then the
Company's sole obligation to Executive, in lieu of any other damages or other relief to which he otherwise may be entitled, shall be to pay: (i) amounts due on the effective date of the termination; (ii) any amounts subsequently due pursuant to the plan described in Section 3.2; and (iii) subject to Executive's compliance with Sections 6, 7, 8 and 9 and subject to Sections 3.7 and 5.6 (release), 24 monthly payments, where each payment equals Executive's monthly rate of base salary in effect at the time of such termination multiplied by 1.55.

5. The first sentence of Section 5.3 of the Agreement shall be amended by adding "(but in no event after the date the Executive becomes eligible for comparable coverage)" immediately after the reference to Section 5.2.

6. Section 5.5 of the Agreement shall be deleted in its entirety and labeled "[Reserved]".

12.   Section 14 of the Agreement shall be amended to read as follows:

            14. ENTIRE AGREEMENT. This Agreement, along with two letters from Pharma to Executive, each dated January 9, 2003 relating to the acquisition of stock under the Pharma Stock Incentive Plan (collectively, the "Pharma letters"), (i) supersede all other understandings, offers and agreements, oral or written, between or among Executive, Pharma, the Company or any of their affiliates; and (ii) constitute the sole agreement between or among Executive, Pharma and the Company with respect to employment, compensation (including equity compensation) and benefits. Executive acknowledges that: (i) no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Pharma letters; and (ii) no agreement, statement or promise not contained in this Agreement or the Pharma letters shall be valid. No change or modification of this Agreement shall be valid or binding upon the parties unless such change or modification is in writing and is signed by the parties.

13.   A new Section 19 shall be added to the Agreement to read as follows:

            18. TAX WITHHOLDING. The Company shall have the right to deduct and withhold such amounts from any payment made hereunder as may be necessary to enable the Company to satisfy any applicable withholding obligation imposed by law.

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            IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by Executive and by a duly authorized officer of the Company as of the date and year first above written.

                                      QUINTILES TRANSNATIONAL CORP.

                                      By: /s/  KELLEY MOYE
                                          -----------------------------------
                                      Name:    VP + Assoc. Gen. Counsel
                                      Title:   QTRN

                                      /s/ Michael Mortimer
                                      ---------------------
                                          Michael Mortimer

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